Exhibit 99.2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone, Tablet or Telephone– QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

SUNCREST BANK	Your Mobile, Phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxxxx XX, 2021.

VOTE BY INTERNET –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy
card available when you access the above website.
Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy.

Have your proxy card available when you call.
Follow the voting instructions to vote your shares

MOBILE VOTING – On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site
is displayed, enter your Control Number from the
proxy card and vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this

1.	APPROVAL OF MERGER AGREEMENT.	FOR	AGAINST	ABSTAIN
	To approve the principal terms of the Agreement and	☐	☐	☐
Plan of Reorganization and Merger, dated as of July 27, 2021, by and among CVB Financial Corp., Citizens Business Bank and Suncrest Bank (the “merger agreement”) and the transactions contemplated by the merger agreement, including the merger of Suncrest Bank with and into Citizens Business Bank (the “merger”), with Citizens Business Bank surviving the merger, and the cancellation of each outstanding share of Suncrest Bank common stock, other than any dissenting shares and excluded shares, in exchange for the right to receive 0.6970 shares of CVB Financial Corp. common stock and $2.69 per share in cash, subject to any adjustments set forth in the merger agreement.

2.	GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN MEETING.	FOR ☐	AGAINST ☐	ABSTAIN ☐
To consider and vote upon a proposal to grant discretionary authority to adjourn the special meeting if necessary or appropriate in the judgment of our board of directors to solicit additional proxies or votes in favor of the approval of the principal terms of the merger agreement and the transactions contemplated thereby, including the merger.

Execution of this proxy confers authority to vote “FOR” each proposal listed above unless the shareholder directs otherwise. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

I/WE DO ☐ or I/WE DO NOT ☐ expect to attend the meeting.

CONTROL NUMBER

Signature                                                       Signature, if held jointly                                                                                   Date                 , 2021.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of

Proxy Materials for the Special Meeting of Shareholders

The Proxy Statement is available at:

https://www.cstproxy.com/suncrestbank/2021

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲

PROXY

SUNCREST BANK

SPECIAL MEETING OF SHAREHOLDERS

Xxxxx XX, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder acknowledges receipt of the Notice of Special Meeting of Shareholders of Suncrest Bank and the accompanying Proxy Statement dated Xxxxx XX, 2021 and revoking any proxy heretofore given, hereby appoints William A. Benneyan and Ciaran McMullan, or any one of them, with full power to act alone, my true and lawful attorney(s), agent(s) and proxy, with full power of substitution, for me and in my name, place and stead to vote and act with respect to all shares of common stock of the Bank which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on Xxxxx XX, 2021, at 6:00 p.m., at the Bank’s main office, 501 West Main Street, Visalia, California, and at any and all postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present, as follows:

(Continued, and to be marked, dated and signed, on the other side)